Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated February 18, 2002, included in this Form S-8 of Education Lending Group, Inc., formerly known as Direct III Marketing, Inc., relating to the consolidated financial statements for the year ended December 31, 2001.

/s/ Swenson Advisors, LLP
Swenson Advisors, LLP
San Diego, California
June 24, 2004